UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 15, 2011

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           As previously reported, Mr. David S. Hemendinger accepted an offer to become the Company’s Chief Operating Officer of Summer Infant, Inc. (the “Company”).  On November 15, 2011, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved an amendment to the terms of Mr. Hemendinger’s employment to increase the incentive compensation granted to him.  Mr. Hemendinger will receive stock options entitling him to purchase 40,000 shares of Company common stock (instead of the previously reported 10,000 shares) , vesting 25% each year beginning one year after the date of grant, and an award of 20,000 shares of restricted stock (instead of the previously reported 5,000 shares) , vesting 25% each year beginning one year after the date of grant.  All other terms of Mr. Hemendinger’s employment as previously disclosed remain unchanged.

Item 5.03.              Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2011, the Board adopted and approved amended and restated bylaws of the Company (the “Amended Bylaws”), to supersede and replace the Company’s existing bylaws.  The Amended Bylaws include the following major changes:

•      Changes to Article II (Meetings of Stockholders):  Among other changes, Article II has been amended to (i) permit the Board to establish a process for the holding of meetings by means of remote communication; (ii) clarify the process for providing notice of stockholder meetings and provide that such notice may be given in electronic format as permitted by applicable law and the Company’s organizational documents, and (iii) amend the notice provisions to provide that only matters properly brought before an annual or special meeting of stockholders shall be conducted or considered at such meeting.

•      Changes to Article III (Directors):  Article III has been amended to (i) provide for the process for nominations to the Board, (ii) clarify that any director who resigns or is removed from the Board will not receive any compensation other than as may be provided in a written agreement with the Company, and (iii) revise the process by which notice for Board meetings may be given and the use of electronic communications.

•      Changes to Article VI (Notices):  Article VI has been amended to revise and add provisions addressing advance notice of stockholder business proposals and election of directors to be considered at an annual meeting and any election of directors to be considered at a special meeting of stockholders, including the timing of such notices, the proper form of such notices and the information required as part of such notices.  In addition, provisions regarding the procedures for fixing the record date for stockholder notice, voting and dividends were moved to Article VI.

•      Changes to Article VII (Indemnification): Article VII has been amended and restated in its entirety to (i) provide for indemnification of the Company’s officers and directors to the fullest extent of Delaware law, (ii) set forth the processes by which the Company authorizes such indemnification and directors or officers may seek indemnification and receive advance payment of expenses in connection with claims of indemnification, and (iii) clarify that the indemnification of a director or officer under the Amended Bylaws is not exclusive of any other rights to indemnification.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amended Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: November 21, 2011	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws.